UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

July 12, 2011

GOOGLE INC.

(Exact name of registrant as specified in its charter)

Delaware	0-50726	77-0493581
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1600 Amphitheatre Parkway

Mountain View, CA 94043

(Address of principal executive offices, including zip code)

(650) 253-0000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On July 12, 2011, Google Inc. (“Google”) entered into an amendment agreement (the “Amendment Agreement”) with Morgan Stanley & Co. LLC, Citigroup Global Markets Inc., Credit Suisse Management LLC, Credit Suisse Securities (USA) LLC, UBS AG, London Branch and UBS Securities LLC. The Amendment Agreement amends the agreements relating to Google’s transferable employee stock option program to allow for auctions to be processed with respect to transferable stock options for which (a) in the case of market orders, the highest bid by a participating financial institution that would otherwise be a winning bid is not above the intrinsic value of the relevant transferable stock option or (b) in the case of limit orders, both the highest bid by a participating financial institution and the limit price for the relevant transferable stock option are not above the intrinsic value of the relevant transferable stock option.

The foregoing description of the Amendment Agreement is qualified in its entirety by the terms of such agreement, which is filed hereto as Exhibit 1.01 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

1.01	Amendment Agreement, dated as of July 12, 2011, among Google Inc., Morgan Stanley & Co. LLC, Citigroup Global Markets Inc., Credit Suisse Management LLC, Credit Suisse Securities (USA) LLC, UBS AG, London Branch and UBS Securities LLC

5.01	Opinion of Cleary Gottlieb Steen & Hamilton LLP

23.01	Consent of Cleary Gottlieb Steen & Hamilton LLP (included in Exhibit 5.01)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOOGLE INC.

Date: July 12, 2011	/s/ KENT WALKER
Kent Walker Senior Vice President and General Counsel

INDEX TO EXHIBITS

Exhibit No.	Description

1.01	Amendment Agreement, dated as of July 12, 2011, among Google Inc., Morgan Stanley & Co. LLC, Citigroup Global Markets Inc., Credit Suisse Management LLC, Credit Suisse Securities (USA) LLC, UBS AG, London Branch and UBS Securities LLC

5.01	Opinion of Cleary Gottlieb Steen & Hamilton LLP

23.01	Consent of Cleary Gottlieb Steen & Hamilton LLP (included in Exhibit 5.01)